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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         FLOUR CITY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


            NEVADA                                    62-1709152
          (State of                     (I.R.S. Employer Identification Number)
incorporation or organization)


    915 Riverview Drive, Suite One, Johnson City, Tennessee        37601
            (Address of principal executive offices)             (Zip Code)

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

        Securities Act registration statement file number to which this form relates: 333-43793.

        Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                     Name of each exchange on which
      to be so registered                     each class is to be registered
      -------------------                     ------------------------------

                                      None


        Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value $.0001 per share
                                (Title of class)


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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. Description of Registrant's Securities to be Registered.

        The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form S-1 (Registration Statement No. 333-43793), filed with the Securities and Exchange Commission on January 7, 1998 (the "Registration Statement"), under the caption "Description of Capital Stock" which is incorporated herein by reference.


ITEM 2.  EXHIBITS.


Exhibit No.                             Description
-----------                             -----------

     1 Amended and Restated Articles of Incorporation of the Registrant (included as Exhibit 3.1 to Amendment No. 1 to the Registration Statement and incorporated herein by reference).

     2 Bylaws of the Registrant (included as Exhibit 3.3 to the Registration Statement and incorporated herein by reference).

     3 Specimen Certificate representing Common Stock, $.0001 par value, of the Registrant (included as Exhibit 4.3 to Amendment No. 1 to the Registration Statement and incorporated herein by reference).


                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        Flour City International, Inc.

Date:  February 11, 1998                By: /s/ Michael J. Russo
                                            ----------------------
                                        Name:  Michael J. Russo
                                        Title: President and Chief
                                               Executive Officer